UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

GOODMAN GLOBAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-166796	26-1778564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 500, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 861-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Credit Facilities

Overview

On October 28, 2010, Chill Intermediate Holdings, Inc., a wholly-owned direct subsidiary of Goodman Global Group, Inc. (the “Company”), and Goodman Global, Inc., a wholly-owned indirect subsidiary of the Company, entered into a (1) first lien credit agreement (the “first lien credit agreement”) with J.P. Morgan Securities LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, Deutsche Bank Securities, Inc., General Electric Capital Corporation, Royal Bank of Canada Capital Markets and Wells Fargo Securities, as joint bookrunners, J.P. Morgan Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arrangers, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, issuing bank and swingline lender, and (2) a second lien credit agreement (the “second lien credit agreement,” and together with the first lien credit agreement, the “senior secured credit agreements”) with J.P. Morgan Securities LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, Deutsche Bank Securities, Inc., General Electric Capital Corporation, Royal Bank of Canada Capital Markets and Wells Fargo Securities, as joint bookrunners, J.P. Morgan Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as joint lead arrangers, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. We refer to these facilities as the “senior secured credit facilities.”

The senior secured credit facilities provide senior secured financing in the amount of up to $2.025 billion, consisting of:

•	a $1,500.0 million senior secured first lien term credit facility;

•	a senior secured first lien revolving credit facility of up to $250.0 million; and

•	a $275.0 million senior secured second lien term credit facility.

Goodman Global, Inc. (the “Borrower”) is the borrower under the senior secured credit facilities. The revolving credit facility includes borrowing capacity of up to $30.0 million for short-term borrowings referred to as swingline loans and up to $50.0 million for letters of credit.

On October 28, 2010, the Borrower borrowed an aggregate of $1,545,500,000 under the first lien credit agreement (consisting of a $1,500,000,000 term loan and $45,500,000 in borrowings under the revolving credit facility) and $275,000,000 under the second lien credit agreement.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable rate plus, at the Borrower’s option, either (1) a base rate determined by reference to the greatest of (a) the prime rate publicly announced from time to time by JPMorgan Chase Bank, N.A., (b) the federal funds rate plus  1/2 of 1% and (c) (i) a reserve adjusted Eurodollar rate determined by reference to the higher of (x) the London interbank rate for deposits in dollars for the applicable interest period of one month and (y) 1.75%, in the case of the first lien credit facility, or 2.00%, in the case of the second lien credit facility, plus (ii) 1% or (2) a reserve adjusted Eurodollar rate determined by reference to the higher of (a) the London interbank rate for deposits in dollars for the applicable interest period and (b) 1.75%, in the case of the first lien credit facility, or 2.00%, in the case of the second lien credit facility.

The applicable rate for borrowings is, under the first lien term credit facility, 3.00% with respect to base rate loans and 4.00% with respect to Eurodollar rate loans, and, under the second lien term credit facility, 6.00% with respect to base rate loans and 7.00% with respect to Eurodollar rate loans. The applicable rate for borrowings is, under the revolving credit facility, 3.00% with respect to base rate loans and 4.00% with respect to Eurodollar rate loans if the ratio of consolidated total debt to consolidated EBITDA is less than 3.00:1.00, which is increased to 3.25% and 4.25%, respectively, if such debt to EBITDA ratio is greater than or equal to 3.00:1.00 but less than 4.00:1.00 and which is increased to 3.50% and 4.50%, respectively, if such debt to EBITDA ratio is greater than or equal to 4.00:1.00.

In addition to paying interest on outstanding principal under the term credit facilities, the Borrower is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The commitment fee rate is 0.375% per annum if the ratio of consolidated total debt to consolidated EBITDA is less than 3.00:1.00 and is increased to 0.5% if such ratio is greater than or equal to 3.00:1.00. The Borrower must also pay customary letter of credit fees.

Prepayments

The senior secured credit agreements require the Borrower to offer to prepay outstanding term loans, subject to certain exceptions, as follows:

•	100% of the net proceeds from non-ordinary course asset sales by the Borrower and its restricted subsidiaries (with a 100% reinvestment exception);

•	100% of the net proceeds from issuances of debt by the Borrower and its restricted subsidiaries, other than proceeds from debt permitted under the senior secured credit agreements;

•	100% of the net proceeds from permitted sale leasebacks consummated by the Borrower or its restricted subsidiaries (with a 100% reinvestment exception);

•	100% of the net proceeds from insurance recovery and condemnation events of the Borrower and its restricted subsidiaries (with a 100% reinvestment exception); and

•	50% (which percentage shall be reduced to 25% or no payment subject to the Borrower’s attaining certain leverage tests) of the Borrower’s annual excess cash flow.

In the case of the first lien term credit facility, the foregoing mandatory prepayments are applied pro rata to the remaining amortization payments under the first lien credit agreement.

The first lien credit agreement does not require the Borrower to prepay outstanding loans under the revolving credit facilities, except on any date on which the sum of all outstanding revolving credit loans, all outstanding swingline loans and the total lenders’ letter of credit exposure exceeds the total revolving credit commitments under the first lien credit agreement, 100% of such excess amount.

The Borrower may voluntarily repay outstanding loans under the senior secured credit facilities at any time. The Borrower may voluntarily repay outstanding loans under the first lien term credit facility without premium or penalty, provided that before October 28, 2011 any amendment of the first lien credit agreement or voluntary prepayment of all or any portion of the loans under the first lien term credit facility with the proceeds of a substantially concurrent incurrence of new bank loans the effect of which, in either case, is primarily to decrease the interest rate on such loans, shall be accompanied by a fee equal to 1.0% of the aggregate principal amount of such loans outstanding if such amendment or prepayment is not otherwise undertaken in connection with another material transaction or series of related material transactions. The Borrower may voluntarily repay outstanding loans under the revolving credit facility without premium or penalty. The Borrower may voluntarily repay outstanding loans under the second lien term credit facility without premium or penalty, provided that all voluntary prepayments of such loans (1) prior to October 28, 2011 are accompanied by a prepayment fee equal to 3.0% of the principal amount prepaid, (2) on or after October 28, 2011 and prior to October 28, 2012 are accompanied by a prepayment fee equal to 2.0% of the principal amount prepaid and (3) on or after October 28, 2012 and prior to October 28, 2013 are accompanied by a prepayment fee equal to 1.0% of the principal amount prepaid. All prepayments of term and revolving loans shall be subject to certain customary “breakage” costs with respect to Eurodollar rate loans. In addition, the Borrower may elect to permanently terminate or reduce all or a portion of the revolving credit commitments and the letter of credit sub-limit under the revolving credit facility at any time without premium or penalty.

Amortization

The Borrower is required to repay installments on the term loans under the first lien credit agreement in quarterly principal amounts of $3.75 million, with the balance payable on October 28, 2016. There is no amortization under the second lien credit facility or the revolving credit facility. The entire principal amount of term loans outstanding under the second lien credit facility are due and payable in full at maturity on October 28, 2017 and revolving credit loans outstanding (if any) under the revolving credit facility are due and payable in full at maturity on October 28, 2015, on which day the revolving credit commitments thereunder will terminate. The entire principal amounts (if any) of swingline loans outstanding under the revolving credit facility are due and payable in full at the earlier of (1) the fifteenth day after such swingline loan is made and (2) October 28, 2015, on which day the swingline commitments thereunder will terminate.

Guarantee and security

All obligations under the senior secured credit facilities are unconditionally guaranteed by Chill Intermediate Holdings, Inc., and each of its direct and indirect U.S. material restricted subsidiaries (other than AsureCare Corp.), which we refer to, collectively, as “Guarantors.”

All obligations under the senior secured credit agreements, and the guarantees of those obligations, are secured by, subject to certain exceptions:

•

a first-priority pledge, in the case of the first lien credit agreement, and a second-priority pledge, in the case of the second lien credit agreement, of 100% of the capital stock of the Borrower and each of its direct restricted subsidiaries and of each subsidiary Guarantor (but not more than 65% of the capital stock of any material first-tier non-U.S. subsidiary); and

•

a first-priority security interest in and mortgages on, in the case of the first lien credit agreement, and a second-priority security interest in and mortgages on, in the case of the second lien credit agreement, substantially all of the Borrower’s and the Guarantors’ tangible and intangible assets.

Covenants and events of default

The senior secured credit agreements include financial covenants requiring the Borrower to maintain a maximum total leverage ratio and minimum interest coverage ratio. In addition, the senior secured credit agreements also contain other customary affirmative and negative covenants and events of default.

Item 1.02	Termination of a Material Definitive Agreement.

1. Senior Secured Credit Facilities

On October 28, 2010, the Company repaid and terminated the senior secured credit facilities obtained pursuant to the (a) $800,000,000 Credit Agreement, dated as of February 13, 2008, among Chill Intermediate Holdings, Inc., Chill Acquisition Inc., which merged with and into Goodman Global, Inc., and Barclays Capital, the investment banking division of Barclays Bank PLC, and Calyon New York Branch, as joint lead arrangers, and Barclays Capital, the investment banking division of Barclays Bank PLC, Calyon New York Branch and General Electric Capital Corporation, as joint bookrunners, and General Electric Capital Corporation, as administrative agent and collateral agent, as amended by the First Amendment to Term Loan Credit Agreement thereto, and (b) Revolving Credit Agreement, dated as of February 13, 2008, among Chill Intermediate Holdings, Inc., Chill Acquisition Inc., which merged with and into Goodman Global, Inc., and Barclays Capital, the investment banking division of Barclays Bank PLC and General Electric Capital Corporation, as joint lead arrangers, Barclays Capital, the investment banking division of Barclays Bank PLC, Calyon New York Branch and General Electric Capital Corporation, as joint bookrunners, and General Electric Capital Corporation, as administrative agent, collateral agent, swingline lender and letter of credit issuer.

2. Indentures

On October 28, 2010, Goodman Global, Inc. called for redemption all of its outstanding 13.50%/14.00% Senior Subordinated Notes due 2016 and satisfied and discharged its obligations under the related indenture, dated as of February 13, 2008, by and between Chill Acquisition, Inc., which merged with and into Goodman Global, Inc., and Wells Fargo Bank, National Association, as trustee.

Also on October 28, 2010, the Company called for redemption all of its outstanding 11.500% Senior Discount Notes due 2014 and satisfied and discharged its obligations under the related indenture dated as of December 16, 2009, by and between Goodman Global Group, Inc. and Wells Fargo Bank, National Association, as trustee.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 3, 2010	GOODMAN GLOBAL GROUP, INC.

/S/ LAWRENCE M. BLACKBURN
Lawrence M. Blackburn Executive Vice President and Chief Financial Officer

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